EXHIBIT 10.6










                         MED-E-SYSTEMS CORPORATION

              AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
                          ________________________


                              January 27, 1995
































































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                             TABLE OF CONTENTS
                             -----------------
                                                               Page
                                                               ----
1.   Registration Rights                                          1

     1.1    Definitions   . . . . . . . . . . . . . . . . . . .   1
     1.2    Request for Registration  . . . . . . . . . . . . .   2
     1.3    Company Registration  . . . . . . . . . . . . . . .   4
     1.4    Obligations of the Company  . . . . . . . . . . . .   5
     1.5    Furnish Information   . . . . . . . . . . . . . . .   6
     1.6    Expenses of Demand Registration   . . . . . . . . .   7
     1.7    Expenses of Company Registration  . . . . . . . . .   7
     1.8    Underwriting Requirements   . . . . . . . . . . . .   7
     1.9    Delay of Registration   . . . . . . . . . . . . . .   8
     1.10   Indemnification   . . . . . . . . . . . . . . . . .   8
     1.11   Reports Under Securities Exchange Act of 1934 . . .  10
     1.12   Form S-3 Registration   . . . . . . . . . . . . . .  11
     1.13   Assignment of Registration Rights   . . . . . . . .  13
     1.14   [Reserved]  . . . . . . . . . . . . . . . . . . . .  13
     1.15   Termination of Registration Rights  . . . . . . . .  13

2.   Covenants of the Company

     2.1    Financial Statements and Other Information  . . . .  13
     2.2    Inspection of Property  . . . . . . . . . . . . . .  15
     2.3    Right of First Offer  . . . . . . . . . . . . . . .  15
     2.4    Positive Covenants  . . . . . . . . . . . . . . . .  17
     2.5    Negative Covenants  . . . . . . . . . . . . . . . .  20
     2.6    Termination of Certain Covenants  . . . . . . . . .  21

3.   Miscellaneous  . . . . . . . . . . . . . . . . . . . . . .  21

     3.1    Successors and Assigns  . . . . . . . . . . . . . .  21
     3.2    Governing Law   . . . . . . . . . . . . . . . . . .  21
     3.3    Counterparts  . . . . . . . . . . . . . . . . . . .  21
     3.4    Titles and Subtitles . .  . . . . . . . . . . . . .  21
     3.5    Notices   . . . . . . . . . . . . . . . . . . . . .  21
     3.6    Expenses  . . . . . . . . . . . . . . . . . . . . .  22
     3.7    Amendments and Waivers  . . . . . . . . . . . . . .  22
     3.8    Severability  . . . . . . . . . . . . . . . . . . .  22
     3.9    Entire Agreement.     . . . . . . . . . . . . . . .  22






































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              AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
              ------------------------------------------------

          THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the 27th day of January, 1995, by and between Med-E-Systems Corporation, a Delaware corporation (the "Company"), Invesco Strategic Portfolios, Inc. - Health Sciences Portfolio ("ISP") and The Global Health Sciences Fund ("GHS") (ISP and Global Fund are referred to collectively herein as the "Investors" and sometimes individually as an "Investor").

                                  RECITALS
                                  --------

          WHEREAS, the Company and the Investors are parties to that certain Series A Preferred Stock Purchase Agreement dated as of August 31, 1993 (the "Series A Stock Purchase Agreement"), pursuant to which the Investors and the Company entered into an Investors' Rights Agreement dated as of August 31, 1993 (the "1993 Agreement"), governing the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors upon conversion of shares of Series A Preferred Stock purchased by the Investors pursuant to the Series A Stock Purchase Agreement, and certain other matters as set forth therein;

          WHEREAS, the Company and-ISP are parties to that certain Series B Preferred Stock Purchase Agreement dated as of March 16, 1994 (the "Series B Stock Purchase Agreement"), pursuant to which the Investors and the Company entered into Amended and Restated Investors' Rights Agreement dated as of March 16, 1994 (the "1994 Agreement"), to amend and restate the 1993 Agreement and to govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth therein;

          WHEREAS, the Company and GHS are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith (the "Series C Stock Purchase Agreement");

          WHEREAS, the Company has effected a 1:100 split of its outstanding Common Stock and Preferred Stock; and

          WHEREAS, to induce GHS to invest funds in the Company pursuant to the Series C Stock Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto amend and restate the 1994 Agreement in its entirety and agree as follows:



































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          1.   Registration Rights.  The Company covenants and agrees as
               -------------------
follows:

          1.1  Definitions.  For purposes of this Section 1:
               -----------

               (a) The term "Act" means the Securities Act of 1933, as amended.

               (b) The term "Common Stock" means shares of the common stock of the Company, par value $.0001 per share.

               (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

               (e) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

               (f) The term "Series A Preferred Stock" means shares of the Company's Series A Convertible Preferred Stock, par value $.0001 per share.

               (g) The term "Series B Preferred Stock" means shares of the Company's Series B Convertible Preferred Stock, par value $.0001 per share.

               (h) The term "Series C Preferred Stock" means shares of the Company's Series C Convertible Preferred Stock, par value $.0001 per share.

               (i) The term "Preferred Stock" means the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

               (j) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (k) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold































                                    -2-

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by a person in a transaction in which his rights under this Section 1 are not assigned.

               (1) The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  Request for Registration.
               ------------------------

               (a) If the Company shall receive at any time after the earlier of (i) four (4) years after the date of this Amended and Restated Investors' Rights Agreement or (ii) the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities then outstanding, and provided that such shares have a reasonably anticipated aggregate offering price of at least $2,000,000, the Company shall:

               (i) within ten (10) days of the receipt thereof, give written notice, in accordance with Section 3.5 hereof, of such request to all Holders; and

               (ii) file as soon as practicable, and in any event within sixty (60) days of the receipt of such request, and to use its best efforts to cause to become effective as soon as practicable, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of Subsection 1.2(b).

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 1.2(a) and the Company shall include such information in the written notice referred to in Subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for































                                    -3-

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such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety
(90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

               (i) After the Company has effected two (2) registrations pursuant to this Section 1.2, excluding any registrations effected on Form S-3, and such registrations have been declared or ordered effective;

               (ii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below; or

               (iii) If the Company delivers to the Initiating Holders an opinion, in form and substance acceptable to such Initiating Holders, of counsel satisfactory to the Initiating Holders that the Registrable Securities requested to be registered by the Initiating Holders may be sold or transferred pursuant to Rule 144(k) of the Act.

          1.3  Company Registration.  If (but without any obligation to do
               --------------------
so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering
































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of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating solely to a Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after giving of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4    Obligations of the Company.  Whenever required under this
                 --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to one hundred twenty
(120) days or until the distribution contemplated in the Registration Statement has been completed, whichever first occurs; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and provided further that in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended until all such Registrable Securities are sold, if applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as, in the opinion of counsel to the Company, may be necessary to comply with the provisions of the Act with respect to the

































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



disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          1.5  Furnish Information.
               -------------------

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of Subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Subsection 1.2(a) or Subsection 1.12(b)(2), whichever is applicable.

          1.6  Expenses of Demand Registration.  All expenses other than
               -------------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of the second long-form registration requested pursuant to Section 1.2, or of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or unless such withdrawal is based upon material adverse information relating to the Company that is different from information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request.

          1.7  Expenses of Company Registration.  The Company shall bear
               --------------------------------
and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and, for one such registration only, the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8  Underwriting Requirements.  In connection with
               -------------------------
any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of a Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders
                                         --- ----
according to the total amount of Registrable Securities entitled to be included therein owned by each Holder or in such other proportions as shall mutually be agreed to by the Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be so reduced unless the securities of other selling stockholders are first entirely excluded from the underwriting. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro
                                                                      ---
rata reduction with respect to such "selling stockholder" shall be based
- -----
upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.9  Delay of Registration.  No Holder shall have any right to
               ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification.  In the event any Registrable Securities
               ---------------
are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder participating in such registration, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, or otherwise insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue

































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



statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any selling Holder's liability under this Subsection 1.10(b) exceed the proceeds received by such Holder from the offering (net of any underwriting discounts and commissions).



































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



               (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

               (d)  If the indemnification provided for in this Section
1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
































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



               (f)  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934.  With a view
               ---------------------------------------------
to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
(90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 Form S-3 Registration.  In case the Company shall receive at
               ---------------------
any time after the completion of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriting discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety
(90) days after receipt of the request of the Holder or Holders under this
Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has already effected two (2) registrations on Form S-3, or any equivalent successor form, for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 1.12, including, without limitation, all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriting discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as registrations effected pursuant to Sections 1.2 or 1.3.

               (d) The Company shall not be obligated to effect any registration pursuant to this Section 1.12 if the Company delivers to the Holders requesting registration under this Section 1.12 an opinion, in form and substance acceptable to such Holders, of counsel satisfactory to such Holders, that the Registrable Securities so requested to be registered may be sold or transferred pursuant to Rule 144(k) under the Act.

          1.13 Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to any partner or shareholder of such Holder or, in the case of a Holder that is an investment company registered under the Investment Company Act of 1940, to another such investment company (a "Related Mutual Fund") that has the same investment advisor as the transferring investment company, without restriction or requirement as to number of shares, or to a transferee or assignee of such securities who, as a result of such assignment or transfer, acquires at least twenty percent (20%) of such transferring Holder's shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and any similar events), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

          1.14 [Reserved]

          1.15 Termination of Registration Rights.  No Holder shall be
               ----------------------------------
entitled to exercise any right provided for in this Section 1 after three
(3) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with a firm commitment underwritten offering of its securities to the general public resulting in gross proceeds to the Company of at least $10,000,000 and at a price per share to the public of at least $12.00 (as adjusted for stock splits, combinations and similar transactions) (a "Qualified Public Offering").

          2.   Covenants of the Company.
               ------------------------

          2.1  Financial Statements and Other Information.  Except as
               ------------------------------------------
otherwise set forth below in this Section 2.1, until the Company is subject to the reporting requirements of the 1934 Act, the Company will deliver to each of the Investors, for so long as such Investor holds any shares of the Company's Preferred Stock (or Common Stock issued upon conversion thereof):

               (a) as soon as available, but in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of operations and consolidated cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements will be prepared in accordance with generally accepted accounting principles, consistently applied (except for the absence of notes and subject to normal year-end adjustments);

               (b)  as promptly as possible (but in any event within ninety
(90) days) after the end of each fiscal year, consolidated statements of operations and a consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year and consolidated balance sheets and statements of stockholders' equity of the Company and its subsidiaries as of the end of such fiscal year, setting forth comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by an unqualified opinion (except for qualifications regarding specified contingent liabilities) of an independent accounting firm selected by the Company's Board of Directors;

               (c) prior to the end of each fiscal year, an annual budget (approved by the Board of Directors) prepared on a monthly, consolidated basis for the Company and its subsidiaries for the succeeding fiscal year (displaying detailed anticipated statements of operations and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets which the Company prepares and any revisions of such annual or other budgets;

               (d) promptly (and in any event within thirty (30) days) after the discovery or receipt of notice of any event or circumstance affecting the Company or its subsidiaries that is determined in good faith by the Company to be material to the Company and its subsidiaries, taken as a whole, including but not limited to, the filing of any material litigation against the Company or its subsidiaries, acquisitions, mergers, substantial sales of assets, significant regulatory or legal developments, the commencement of voluntary or involuntary bankruptcy proceedings, natural or other disasters, significant changes in management or directors, changes in auditors, and execution or termination of, or defaults under, material contracts, a letter from the Chief Executive Officer or Chief Financial Officer of the Company specifying the nature and period of existence thereof and, in the case of material litigation, what actions the Company and its subsidiaries have taken and propose to take with respect thereto;

               (e) promptly after transmission thereof, copies of all financial statements, proxy statements, reports and any other written communications which the Company sends to its stockholders generally and copies of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public;

               (f) a notice specifying the terms of all sales of the Company's securities, promptly following the consummation thereof;

               (g) within fifteen (15) days after the end of each month, an income statement for such month and a balance sheet of the Company for and as of the end of such month, together with such other business and financial data as may be reasonably requested by each Investor; and

               (h) notice of the effectiveness under the Act of the registration covering the Company's initial public offering, such notice to be provided by telecopier immediately following the SEC's notification to the Company of such effectiveness.

          Each of the financial statements referred to in this Section 2.1 will be true and correct in all material respects and will fairly present the Company's consolidated financial position and results of operations as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the Company's financial condition, operating results or business prospects). The Company's obligation to provide to the Investors the materials described in Subsection (e) above will continue after the Company is subject to the reporting requirements of the 1934 Act until the Investors no longer hold any shares of the Company's Preferred Stock (or Common Stock issued upon conversion thereof).

          2.2  Inspection of Property.  Until the Company is subject to the
               ----------------------
reporting requirements of the 1934 Act, the Company will permit the Investors, or any representatives designated by either of the Investors, upon reasonable notice and during normal business hours and such other times as either of the Investors may reasonably request, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom, (iii) discuss the affairs, finances and accounts of the Company and its subsidiaries with the directors, senior management and independent accountants of the Company and its subsidiaries, and (iv) consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts.

          2.3  Right of First Offer.  Subject to the terms and conditions
               --------------------
specified in this Section 2.3, the Company hereby grants to each Holder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Holder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates and, in the case of a Holder that is a registered investment company, among itself and its Related Mutual Funds, in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Holder in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail ("Notice") to the Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) By written notification received by the Company, within twenty (20) calendar days after giving of the Notice, the Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, and issuable upon conversion of the Preferred Stock then held, by such Holder bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities) ("Pro Rata Share"). To the extent a Holder does not elect to purchase or obtain the full amount of its Pro Rata Share, the unsubscribed portion of such Holder's Pro Rata Share may be purchased or obtained by any other Holder or Holders, on a pro rata basis, at the price and on the terms specified in
              --- ----
the Notice, provided that such purchase shall be consummated within thirty-five (35) days after giving of the Notice.

               (c) If all Shares referred to in the Notice which Holders are entitled to obtain pursuant to Subsection 2.3(b) are not elected to be obtained as provided in

Subsection 2.3(b) hereof, the Company may, during the thirty (30) day period following the expiration of the period provided in Subsection 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Holders in accordance herewith.

               (d) The right of first offer in this Section 2.3 shall not be applicable to

               (i) shares of Common Stock issuable or issued to employees, advisors, consultants or outside directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company so long as the cumulative total number of shares of Common Stock so issuable and issued (and not repurchased at cost by the Company in connection with the termination of employment) does not exceed 1,111,200 shares of Common Stock;

               (ii) Common Stock issued in connection with bona fide research, licensing, acquisitions or corporate partnering relationships including physician practice management arrangements, in connection with equipment lease financings, or upon exercise of warrants issued to institutional lenders in connection with non-convertible debt financings, in each case approved by the Board of Directors of the Company, provided that such issuances are for other than primarily equity financing purposes, and provided, further, that the cumulative, aggregate number of shares issued in connection with such corporate partnering relationships, or equipment lease financings and debt financings combined, does not exceed five percent (5%) of the number of shares of Common Stock then outstanding (assuming full conversion of the then outstanding Preferred Stock and exercise or conversion into Common Stock of all other securities then outstanding that are exercisable for or convertible into Common Stock);

               (iii) Common Stock issued or issuable upon conversion of the Preferred Stock; or

               (iv) Common Stock issued or issuable in connection with a merger or consolidation as a result of which the holders of the Company's outstanding securities immediately prior to the consummation of such transaction hold securities in excess of fifty percent (50%) of the voting power of the surviving or resulting entity.

               (e) The right of first offer set forth in this Section 2.3 may not be assigned or transferred, except that

               (i) such right is assignable by each Holder to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder and (ii) such right may be assigned by a Holder that is a registered investment company to a Related Mutual Fund.

          2.4  Positive Covenants.  So long as any shares of the Preferred
               ------------------
Stock are outstanding, the Company agrees as follows:

               (a) The Company will retain independent public accountants of recognized national standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Holders and will request the firm of independent public accountants whose services are terminated to deliver to the Holders a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Holders the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

               (b) The Company will cause senior management personnel and key employees now or hereafter employed by it or any subsidiary to enter into a proprietary information and inventions agreement.

               (c) The Company's Board of Directors will meet at least once every fiscal quarter.

               (d) To the extent permitted by law, the Company will indemnify and hold harmless the Investors against any losses, claims, damages, liabilities (joint or several), obligations, penalties, actions, suits, costs, expenses and disbursements of whatsoever kind and nature (including tort liabilities), and all legal fees and expenses incurred by any Investor in defense thereof (singly, a "Liability or Expense," collectively, "Liabilities and Expenses"), imposed on, incurred by or asserted against any Investor, in any way relating to or arising out of the Company's termination of Terrill Burnett's ("Burnett") employment by Physician's Online, Inc. or the efforts of Physician's Online, Inc. to repurchase from Burnett shares of the common stock of Physician's Online, Inc., including but not limited to Liabilities and Expenses that may result from any action brought by the Company against Burnett. The Company will, to the extent practicable, pay directly any and all Liabilities and Expenses indemnified hereunder and, to the extent any such items are paid by any Investor, will reimburse and indemnify such Investor therefor in accordance with the provisions of this

Subsection 2.4(d). In the event any Investor receives notice of any Liability or Expense, it will promptly give the Company notice thereof, in accordance with the provisions of Section 3.5 hereof; provided, however, that the failure to provide any such notice shall not relieve the Company of its obligations hereunder. The Company's obligation to indemnify the Investors will not apply to (i) amounts paid in settlement of any Liability or Expense if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld, or (ii) losses incurred by an Investor solely by reason of such Investor's status as a stockholder of the Company, including diminution of the value of the Investor's investment in the Company.

               (i) In the event that any Investor pays a Liability or Expense, such Investor may make a demand for payment and reimbursement ("Demand") upon the Company by giving the Company notice in accordance with the provisions of Section 3.5 hereof that such Investor has incurred and paid a Liability or Expense together with such documentary evidence as will support the making of such payment and demanding that the Company reimburse and indemnify such Investor therefor. Within ten (10) business days of receipt of a Demand, the Company will reimburse the Investor for the Liabilities and Expenses paid by such Investor as set forth in the Demand.

               (ii) Promptly after receipt by any Investor of notice of the commencement of any action, suit or proceeding against such Investor relating in any way to the subject matter of this indemnity, the Investor will deliver to the Company notice as provided in Section 3.5 of the commencement thereof; however, the failure of any Investor to give notice to the Company of any suit, action or proceeding will not affect in any way the Company's obligations to indemnify the Investors under this Subsection 2.4(d). In case any such action is brought against any Investor, the Company will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such Investor, and after notice from the Company to such Investor of its election so to assume the defense thereof, the Company will not be liable to such Investor under this Section for any legal or other expenses subsequently incurred by such Investor in connection with the defense thereof other than reasonable costs of investigation. The Investor shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the Investor; provided that the fees and expenses of such counsel shall be at the expense of the Company if (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both such Investor and the Company and the

Investor has been advised by counsel that there may be one or more defenses available to it and not available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Investor, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Investors). No settlement of any action against an Investor shall be made without the consent of the Company, which shall not be unreasonably withheld in light of all factors of importance to the Company.

               (e) The Company shall, promptly following the date of this Agreement, obtain, and thereafter maintain in full force and effect, fire, casualty, workmen's compensation and liability insurance policies, with extended coverage, in such amounts and with such coverage as are carried by companies in a position similar to that of the Company.

               (f)  [reserved]

          2.5  Negative Covenants.  So long as any shares of Preferred
               ------------------
Stock are outstanding, the Company shall not without first obtaining the written consent of the holders of at least two-thirds of the then outstanding shares of each series of Preferred Stock:

               (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of;

               (b) increase or decrease (other than by conversion) the total number of authorized shares of Preferred Stock or amend the terms of the Preferred Stock so as to affect the Preferred Stock adversely;

               (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security or debt instrument convertible into or exercisable for any such equity security, having a preference over, or being on a parity with, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock with respect to dividends, redemption or liquidation;

               (d) engage in any spin-out, distribution or sale of any business unit of the Company;

               (e) enter into any transactions with affiliates of the Company except on arms-length terms;

               (f) increase the authorized number of directors of the Company to more than seven (7) members;

               (g) redeem or repurchase any outstanding equity securities of the Company except for: a) repurchases of unvested or restricted shares of Common Stock at cost from employees, consultants, or members of the Board of Directors pursuant to repurchase options of the Company (i) currently outstanding or (ii) hereafter entered into pursuant to a stock option plan or restricted stock plan approved by the Company's Board of Directors;

               (h) redeem, purchase or otherwise acquire for value any share or shares of Preferred Stock except pursuant to an offer made upon the same terms pro rata to all holders of outstanding shares of such
               --- ----
Preferred Stock;

               (i) liquidate, dissolve or otherwise wind up the affairs of the Company; or

               (j) adopt any stock option, restricted stock or like plan providing for the grant of equity incentives to employees, directors or consultants.

          2.6  Termination of Certain Covenants. The covenants set forth in
               ----------------------------------
Section 2.4 and 2.5 shall terminate and be of no further force or effect upon the consummation of a Qualified Public Offering.

          3.   Miscellaneous.
               -------------

          3.1  Successors and Assigns.  Except as otherwise provided
               ----------------------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2  Governing Law.  This Agreement shall be governed by and
               -------------
construed under the laws of the State of New York, disregarding New York principles of conflicts of laws which would otherwise provide for the application of the substantive laws of another jurisdiction.

          3.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or four (4) days after deposit with the United States Post Office or air courier in the case of non-U.S. parties, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties with a copy for the Company to Bachner, Tally, Polevoy & Misher, 380 Madison Avenue, New York, New York 10017-2590,
Attention: Jill M. Cohen.

          3.6  Expenses.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of two-thirds of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.8  Severability.  If one or more provisions of this Agreement
               ------------
are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9  Entire Agreement.  This Agreement constitutes the full and
               ----------------
entire understanding and agreement between the parties with regard to the subjects hereof.

                             SIGNATURE PAGE TO
             AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             MED-E-SYSTEMS CORPORATION



                                             By:/s/ Steven Hochberg
                                                __________________________
                                                Steven Hochberg, President

                                      Address:  56O White Plains Road
                                                2nd Floor
                                                Tarrytown, New York 10591

                             SIGNATURE PAGE TO
              AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   INVESTORS:

                                   INVESCO STRATEGIC PORTFOLIOS, INC.   -
                                   HEALTH SCIENCES PORTFOLIO

                                   By: /s/ Glen A. Payne
                                      ------------------------------------

                                   Name: Glen A. Payne
                                        ----------------------------------

                                   Title: Secretary
                                         ---------------------------------

                                   Address: c/o Invesco Trust Company
                                   7800 East Union Avenue
                                   Denver, Colorado 80237
                                   Attn: Director of Private Placements

                                   THE GLOBAL HEALTH SCIENCES FUND

                                   By:  /s/ Glen A. Payne
                                      ------------------------------------

                                   Name:    Glen A. Payne
                                        ----------------------------------

                                   Title:   Secretary
                                         ---------------------------------

                                   Address: c/o Invesco Trust Company
                                   7800 East Union Avenue
                                   Denver, Colorado 80237
                                   Attn: Director of Private Placements










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